UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013 (October 22, 2013)

Bill Barrett Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On October 22, 2013, Bill Barrett Corporation (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with funds affiliated with EnerVest, Ltd. (“EnerVest”) to sell all of the Company’s exploration, production and gathering pipeline assets in the West Tavaputs area of the Uinta Basin. The purchase price is $325.5 million in cash, subject to customary pre-closing adjustments. Total consideration is $371.5 million and includes approximately $46.0 million for the purchaser’s assumption of the lease financing obligation for compressor units on the property. The transaction will have an effective date of August 1, 2013.
The closing of the transactions is subject to customary closing conditions and is expected to occur by December 31, 2013. If the Agreement is terminated under certain circumstances, the Company may retain a $16.3 million deposit paid by EnerVest.
The foregoing is not a complete description of all the terms and provisions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure
On October 23, 2013, the Company issued a press release announcing the Company has entered into the purchase and sale agreement described in Item 1.01. The press release concerning this purchase and sale agreement is attached as Exhibit 99 to this Current Report.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Description of Exhibit

2
Purchase and Sale Agreement by and among Bill Barrett Corporation and EnerVest, dated as of October 22, 2013. The Purchase and Sale Agreement contains a list briefly identifying the contents of all exhibits and schedules to the agreement, which are omitted from this filing. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

99	Press Release, dated October 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2013	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President—General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2	Purchase and Sale Agreement by and among Bill Barrett Corporation and EnerVest, dated as of October 22, 2013.
99	Press Release, dated October 23, 2013.